                                                               Exhibit Number 99

                                                        FOR INFORMATION CONTACT:
                                                     Gary Simpson (650) 424-5782
                                                    gary.simpson@corp.varian.com

                                                           For Immediate Release
                                                                January 21, 1999

VARIAN ASSOCIATES REPORTS LOWER FIRST-QUARTER RESULTS

PALO ALTO, Calif., -- Varian Associates, Inc., today announced lower orders and sales and a small operating profit for the first quarter of fiscal 1999, before a $3.6 million charge for reorganization costs. The company said its results trailed the year-ago quarter due to a variety of factors, including continued slow demand and an unprofitable quarter for its semiconductor equipment operations, unfavorable foreign currency results, and some shipment slippages due to supplier and customer delays. Varian's health care and instruments operations were profitable but at levels that were below the year-ago quarter.

First-quarter orders for the total company amounted to $306 million, down 20% from the prior year's $385 million. Sales for the quarter were $282 million, off 18% from 1998's $345 million. Backlog for the quarter of $571 million was 11% below the year-ago total.

The lower revenues resulted in operating earnings of $1.0 million before the reorganization charge. After the charge, the company had a net loss of $2.4 million ($.08/share) compared to net earnings of $19.7 million ($.64/share) in the first quarter of 1998. While marketing, general, and administrative (MG&A) costs of $100 million included $3.6 million for the planned reorganization, they were still 1% below the prior year's MG&A total due to lower administrative and research and development spending.

Chairman and Chief Executive J. Tracy O'Rourke attributed the quarterly orders decline to the lingering slump in demand for semiconductor manufacturing equipment as that industry continues to suffer from slow market conditions world wide. He noted, however, that the company's health care and instruments segments both had higher bookings than in the year-ago period.

O'Rourke said the quarter's sales were adversely affected by customer-requested delivery delays in the Health Care Systems segment and production material shipment delays in one of the company's Instruments product lines.

Operations

Health Care Systems: first-quarter orders totaled $125 million, up 4% from the prior year, with higher bookings for cancer therapy equipment more than offsetting lower orders for X-ray tube products. Sales of $105 million were up 7% from the year-ago quarter, with oncology equipment again accounting for the growth.

Backlog for this business totaled $375 million, up 2% from the prior year and 7% from the previous quarter. Operating profit for this segment was down substantially from the 1998 quarter due to lower gross margins and higher MG&A costs.

O'Rourke said he expects this business to record continued sales growth in the quarters immediately ahead. However, he cautioned that earnings will be affected by transaction costs and cost allocations related to the anticipated spin off of Varian's Semiconductor Equipment and Instruments segments this spring and the resulting treatment of those activities as discontinued operations for the remaining health care business.

Instruments: orders for the first quarter rose 4% over the prior year to $135 million, with Varian's analytical products accounting for most of the gain. Sales of $130 million were down 5% from the year-ago period, due primarily to lower shipments in the vacuum products and nuclear magnetic resonance product lines. O'Rourke said the former was hurt by the chip industry slowdown, while shipments in the latter were limited by the previously mentioned supplier delays.

Operating margins for this business declined from the year-ago quarter due to the lower volume. However, backlog rose 10% from the opening quarter of 1998 due to strong demand for the company's analytical instrument offerings.

O'Rourke said he expects this business to enjoy continued sales growth in the current year. However, he said earnings may be reduced depending on the timing and extent of restructuring plans that are currently being developed.

Semiconductor Equipment: first-quarter orders for the company's chip manufacturing equipment of $50 million were off 58% from the year-ago period, but slipped just 2% below those of the prior quarter. While sales of $47 million were also off sharply, falling 57% from the year-ago quarter, shipments rose 13% from the previous period.

Backlog totaled $81 million, down 48% from the end of 1998's first quarter, but was up marginally on a sequential basis. O'Rourke said this segment sustained a significant operating loss in the first quarter, but noted that it was more than 30% better than the pre-restructuring loss of the previous quarter.

While the slowing orders decline and sales gains over the fourth quarter are encouraging, O'Rourke said the timing and extent of an eventual industry rebound for this segment is still unclear. Consequently, he said the near-term outlook for this business is one of continued low sales and operating losses until the expected market rebound occurs.

Reorganization Remains On Schedule

O'Rourke said the reorganization which will transform Varian Associates into three separate public companies is progressing according to plan. A definitive proxy statement was filed with the Securities and Exchange Commission last week and has been mailed to stockholders. The proposal will be presented for shareholder approval at the company's annual meeting of stockholders on February 18, 1999.

With stockholder approval and a favorable ruling from the Internal Revenue Service, he said spin off of the Semiconductor Equipment and Instruments segments should be accomplished in early April.

Except for historical information, this news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: product demand and market acceptance risks; the effect of general economic conditions and foreign currency fluctuations; the impact of competitive products and pricing; new product development and commercialization; the ability to increase operating margins on higher sales; the continued improvement of the various instruments markets the company serves; the impact of economic conditions in Korea and other Asian markets on sales in those areas, particularly semiconductor equipment sales; the impact of managed care initiatives in the U.S. on capital expenditures and resulting pricing pressure on medical equipment; the timing of renewed growth in worldwide semiconductor equipment demand; successful implementation by the company and certain third parties of corrective action to address the impact of the Year 2000; completion of the planned reorganization on the current schedule within current budgets; the ability to sell certain surplus assets in connection with the reorganization; the ability of the three post-reorganization companies to realize anticipated costs savings resulting from the reorganization; and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

A summary of income and other financial information follows.

                                    #  #  #

Varian Associates, Inc., is based in Palo Alto, California and has manufacturing facilities in North America, Europe, Asia and Australia, and sales and service offices worldwide.

Press announcements and other information about the company are available on the World Wide Web at the URL http://www.varian.com.

                VARIAN ASSOCIATES, INC. AND SUBSIDIARY COMPANIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                    UNAUDITED
                     (In thousands except per share amounts)

                                                                    First Quarter Ended
 ----------------------------------------------------------------------------------------------------
                                                                 JAN 1,              JAN 2,
                                                                FY 1999             FY 1998
 ----------------------------------------------------------------------------------------------------

 SALES                                                     $        282,312     $      344,843
                                                             ---------------      -------------
 Operating Costs and Expenses
   Cost of sales                                                    184,532            213,387
   Research and development                                          24,301             27,320
   Marketing                                                         52,314             49,299
   General and administrative                                        20,198             24,402
   Reorganization costs                                               3,559              -
                                                             ---------------      -------------
 Total Operating Costs and Expenses                                 284,904            314,408
                                                             ---------------      -------------
 OPERATING (LOSS) EARNINGS                                           (2,592)            30,435

   Interest expense                                                  (2,662)            (1,606)
   Interest income                                                    1,527              1,258
                                                             ---------------      -------------

 (LOSS) EARNINGS BEFORE TAXES                                        (3,727)            30,087
    Taxes on (loss) earnings                                         (1,290)            10,380
                                                             ===============      =============
NET (LOSS) EARNINGS                                        $         (2,437)    $       19,707
                                                             ===============      =============


 Average Shares Outstanding - Basic                                  29,848             30,086
                                                             ===============      =============
 Average Shares Outstanding - Diluted                                29,848             30,934
                                                             ===============      =============


 Net (Loss) Earnings Per Share - Basic                     $          (0.08)    $         0.66
                                                             ===============      =============
 Net (Loss) Earnings Per Share - Diluted                   $          (0.08)    $         0.64
                                                             ===============      =============

 ------------------------------------------------------------------------------
 OTHER DATA:
 ------------------------------------------------------------------------------
 Order Backlog                                 $    571,176     $    640,582

 Shareholders' Equity Per Actual Share         $      18.59     $      17.44
 ------------------------------------------------------------------------------

                VARIAN ASSOCIATES, INC. AND SUBSIDIARY COMPANIES
                           CONSOLIDATED BALANCE SHEETS
                           ---------------------------
                                    UNAUDITED
                                 END OF QUARTER
                              (Dollars in Millions)

                                                                       FY 1998                           FY 1999
----------------------------------------------------------------------------------------------------------------------
                                                    1st           2nd         3rd          4th             1st
ASSETS                                              Qtr.         Qtr.         Qtr.         Qtr.           Qtr.
======================================================================================================================
Cash & cash equivalents                        $       85.6 $       85.4 $      151.1 $      149.7    $     131.5
Accounts receivable                                   363.6        389.1        365.9        392.6          352.5
Inventories                                           192.5        205.9        208.9        204.5          221.4
Other current assets                                   98.8        100.8        106.2         93.0           97.2
Property, plant & equipment, net                      194.0        199.4        199.0        214.2          210.8
Other assets                                          131.8        130.1        131.1        164.3          160.5
                                                 -----------   ----------  -----------  -----------     ----------

  Total Assets                                 $    1,066.3 $    1,110.7 $    1,162.2 $    1,218.3    $   1,173.9
                                                 ===========   ==========  ===========  ===========     ==========

LIABILITIES & SHAREHOLDERS' EQUITY
Current notes payable                          $       21.9 $       41.5 $       36.6 $       46.8    $      46.2
Other current liabilities                             405.1        423.3        424.6        458.1          421.8
Long-term accrued liabilities                          42.3         39.7         38.0         44.8           43.8
Long-term debt                                         67.1         67.1        111.1        111.1          106.2
Deferred income taxes                                   6.4          7.1          7.1          0.0            0.0
Shareholders' equity                                  523.5        532.0        544.8        557.5          555.9
                                                 -----------   ----------  -----------  -----------     ----------
  Total Liabilities &
     Shareholders' Equity                      $    1,066.3 $    1,110.7 $    1,162.2 $    1,218.3    $   1,173.9
                                                 ===========   ==========  ===========  ===========     ==========


Note: If the first-in first-out (FIFO) method had been used, inventories would have been higher than reported by $44.8M at Q1 of fiscal year 1999, and $48.9M at Quarter 1 FY1998.

                VARIAN ASSOCIATES, INC. AND SUBSIDIARY COMPANIES
                             ORDERS, SALES, BACKLOG
                             ----------------------
                                    UNAUDITED
                                   BY QUARTER
                              (Dollars in Millions)

                                                                 FY 1998                                      FY 1999
---------------------------------------------------------------------------------------------------------------------------
                                         1st          2nd          3rd           4th          Total             1st
                                         Qtr.          Qtr.         Qtr.         Qtr.          Year             Qtr.
===========================================================================================================================

Health Care Systems
     Orders                         $     120.7        131.9        155.7         195.1          603.4         125.4
     Sales                          $      98.2        131.0        131.3         179.3          539.8         104.9
     Backlog                        $     368.4        353.4 (2)    357.3 (3)     352.2 (4)      352.2         375.2 (5)

Instruments Business
     Orders                         $     130.2        132.2        130.9         154.0          547.3         135.3
     Sales                          $     136.4        136.1        126.9         143.1          542.5         130.0
     Backlog                        $     117.6 (1)    114.0        114.8 (3)     125.3          125.3         129.8

Semiconductor Equipment Business
     Orders                         $     120.0         71.0         45.4          51.3          287.7          50.2
     Sales                          $     109.6        105.1         81.4          42.0          338.1          47.4
     Backlog                        $     156.3 (1)    114.8 (2)     78.7          80.2 (4)       80.2          81.0 (5)

Total Company
     Orders                         $     384.6        333.5        315.1         411.9         1445.1         306.0
     Sales                          $     344.8        372.9        340.0         364.4         1422.1         282.3
     Backlog                        $     640.6        578.2        529.6         547.9          547.9         571.2

Note:  Details will not add to Total Company due to eliminations and other.

(1) First quarter 1998 backlog includes backlog adjustments of $8.1 million and $4.6 million for Instruments Business and Semiconductor Equipment Business, respectively.
(2) Second quarter 1998 backlog includes backlog adjustments of $15.9 million and $7.4 million for Health Care Systems and Semiconductor Equipment Business, respectively.
(3) Third quarter 1998 backlog includes backlog adjustments of $20.4 million and $3.2 million for Health Care Systems and Instruments Business, respectively.
(4) Fourth quarter 1998 backlog includes backlog adjustments of $21.0 million and $7.9 million for Health Care Systems and Semiconductor Equipment Business, respectively.
(5) First quarter 1999 backlog includes backlog adjustments of $2.6 million and $2.1 million for Health Care Systems and Semiconductor Equipment Business, respectively.